Exhibit 1.1

798,000 Shares of Common Stock

Image Sensing Systems, Inc.

(a Minnesota corporation)

Common Stock, par value $0.01 per share

Underwriting Agreement

April 15, 2010

Wedbush Securities Inc.

Craig-Hallum Capital Group LLC

c/o Wedbush Securities Inc.

One Bush Street, Suite 1700

San Francisco, California  94104

Ladies and Gentlemen:

Image Sensing Systems, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to Wedbush Securities Inc. (“Wedbush”) and Craig-Hallum Capital Group LLC (collectively, the “Underwriters”) an aggregate of 798,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Shares”).

1.              Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section 1.

(a)           A registration statement on Form S-3 (No. 333-162810) relating to the Shares (as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3), including a form of prospectus (the “initial registration statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and was declared effective on December 15, 2009 (the “Initial Registration Statement Effective Date”).  As used in this Underwriting Agreement, “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any  document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (“Securities Act”), together with any registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act, that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “Effective Date” of the Registration Statement relating to the Shares.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  For purposes of this Underwriting Agreement, “Applicable Time” means 5:00 p.m. Pacific Daylight Time on April 15, 2010.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified.  For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Securities Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV.  “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being specified in Schedule V.

(b)          On the Initial Registration Statement Effective Date, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (with respect to the Prospectus and any supplement or amendment thereto) not misleading.  At the Applicable Time, the Registration Statement and the Statutory Prospectus will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations, and neither of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 hereof.

(c)           The date of this Underwriting Agreement is not more than three years subsequent to the Initial Registration Statement Effective Date.  If, immediately prior to the third anniversary of the Initial Registration Statement Effective Date, any of the Shares remain unsold by the Underwriters, the Company, prior to that third anniversary will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new shelf registration statement.

(d)          As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus at the Applicable Time, and the information set forth in Schedule IV, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the information furnished by the Underwriters consists only of the information described in Section 11 hereto.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the information furnished by the Underwriters consists only of the information described in Section 11 hereto.  The Company has complied with and will comply with Rule 433 under the Securities Act.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and as the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(f)           The Company has no subsidiaries (as defined in the Securities Act) other than the subsidiaries listed on Schedule III attached hereto (collectively, the “Subsidiaries” and each, a “Subsidiary”). The Company owns all of the issued and outstanding share capital or other equity interests of each of the Subsidiaries.  Other than the share capital or other equity interests of the Subsidiaries and except as disclosed in the Registration Statement, General Disclosure

Package and Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  Complete and correct copies of the charter or bylaws or other organizational documents of the Company and the Subsidiaries and all amendments thereto have been made available to the Underwriters, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to any Closing Date (as defined in Section 2 below).  Each of the Company and the Subsidiaries has been duly incorporated and is a validly existing corporation in good standing (as applicable) under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own, lease and operate, as the case may be, its property and conduct its business as described in the General Disclosure Package, and neither the Company nor any Subsidiary is in violation of its charter or bylaws. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing (as applicable) in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, business prospects or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”).  Neither the Company nor any of the Subsidiaries has received a written notification that any proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(g)          Each of the Company and the Subsidiaries has all licenses, permits authorizations, consents and approvals and has made all filings required under any federal, state, provincial, territorial, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals, from other persons, in order to conduct its business, except where the failure to have such licenses, permits, authorizations, consents and approvals, to make such filings or to obtain such authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, permit, authorization, consent or approval or any federal, state, provincial, territorial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(h)          All legal or governmental proceedings, statutes, rules, regulations, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in any document incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus or required to be filed as an exhibit thereto, have been so accurately described in all material respects or filed as required.

(i)            The Company has all requisite corporate power and authority to enter into this Underwriting Agreement and perform the transactions contemplated hereby.  This Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and except as the indemnification or contribution provisions hereof may be limited under applicable securities laws.  The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in (A) any violation of the charter, bylaws or other organizational documents of the Company or any Subsidiary or (B) a breach or violation of any of the terms and provisions of, or conflict or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligations under, any contract, agreement, license, understanding, indenture, mortgage, deed of trust, loan agreement, joint venture, lease or bond, debenture, note or other evidence of indebtedness, to which the Company or any Subsidiary is a party or by or to which it or its properties (including without limitation all Company Intellectual Property (as defined in Section 1(y)) are or may be bound or subject (each, a “Contract”) or any law, order, ruling, rule, regulation, writ, assessment, injunction, judgment or decree of any government or governmental court, agency or body, domestic or foreign (“Government Entity”), having jurisdiction over the Company or any Subsidiary or over any of their respective properties (including without limitation all Company Intellectual Property) or Contracts or by or to which they or such of their properties or Contracts are or may be bound or subject (each, a “Law”), except in the case of this clause (B), such defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No consent, approval, authorization or order of or qualification with any Government Entity is required for the execution and delivery of this Underwriting Agreement and the consummation by the Company of the transactions herein contemplated, except such consents (i) that will be obtained prior to the Closing Date and (ii) as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (if applicable), the Rules and Regulations, or under state or other securities or blue sky Laws, the NASDAQ Capital Market or the Financial Industry Regulatory Authority (“FINRA”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

(j)            Except as disclosed in the General Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any Subsidiary or, to the Company’s knowledge, to which any of their respective directors or officers is a party, or of which any of their respective properties (including without limitation all Company Intellectual Property) or any Contract is the subject, at Law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would be reasonably likely to result in a decision, ruling, finding, judgment, decree, order or settlement having a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby.  There are no Contracts of a character required to be described or referred to in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations which have not been accurately described in all material respects in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Statutory Prospectus at the Applicable Time, as applicable.  The Contracts described in the General Disclosure Package are in full force and effect and are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and except as the indemnification or contribution provisions hereof may be limited under applicable securities laws.  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) (A) has resulted or is reasonably likely to result in a breach, default, violation or waiver of any Contract or any provision thereof; (B) gives or is reasonably likely to give any party to any Contract the right to declare a breach, default or violation of or exercise any remedy under such Contract; (C) gives or is reasonably likely to give any party to any Contract the right to cancel, terminate, modify or be excused from performance of any obligations under such Contract; or (D) has resulted or is reasonably likely to result in a violation of any Law or in imposition of any fines, penalties, damages, injunctions, prohibitions or other sanctions, except in each case, where such breaches, defaults, violations, waivers, remedies, cancellations, terminations, modifications, excuses or impositions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)          All outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal, state, local and foreign securities Laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus at the Applicable Time and conforms in all material respects to the statements relating thereto contained in the General Disclosure Package (and such statements correctly state the substance of the instruments defining the capitalization of the Company in all material respects). The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company, Governmental Entity or others is required for the issuance and sale or transfer of the Shares, except as may be required under state securities or blue sky Laws, or by the NASDAQ Capital Market or FINRA.  Except as disclosed in the General Disclosure Package and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Statutory Prospectus at the Applicable Time, the Company does not have outstanding any options to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, registration rights, convertible securities or obligations.  The description of the Company’s stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the General Disclosure Package accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(l)            With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”): (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), so qualifies; (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of the NASDAQ Capital Market and any other exchange on which Company securities are traded; (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date or otherwise determined in accordance with the terms of the Company Stock Plans; and (v) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable Laws.  Any repricing of Stock Options was approved by the Company’s Board of Directors and stockholders and was effected in compliance with all applicable Laws.

(m)        The Company meets the eligibility requirements for the use of Commission Form S-3 to register a primary offering of securities and all conditions set forth in the General Instructions to Form S-3 applicable to limited primary offerings under General Instruction I.B.6 have been satisfied.  When filed with the Commission, all of the Company’s Exchange Act reports incorporated by reference into the Statutory Prospectus at the Applicable Time conformed, to the extent applicable, in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(n)          Grant Thornton LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus, is an independent registered public accountant as required by the Securities Act and the Rules and Regulations.  Except as described in the General Disclosure Package and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Grant Thornton LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(o)          The financial statements of the Company, together with the related schedules and notes, included in or incorporated by reference in the Registration Statement and included in the General Disclosure Package:  (i) present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified (in the case of the unaudited interim financial statements, subject to normal year-end adjustments); (ii) have been prepared in compliance with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented, and any schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); all disclosures regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K;  (iii) comply with the antifraud provisions of the federal securities Laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation.  There are no financial statements (historical or pro forma) and/or any related schedules and notes that are required to be included in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus that are not included as required by the Securities Act, the Exchange Act and/or the Rules and Regulations; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations or any “variable interests” in “variable interest entities,” as such terms are defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810.10, formerly known as FASB Interpretation No. 46(R)), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or in the documents incorporated by reference therein.

(p)          Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been (i) any change, development or event that might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company or any Subsidiary, (iii) any obligation, direct or contingent, that is material to the Company or any Subsidiary, incurred by the Company or any Subsidiary, (iv) any material change in the capitalization or outstanding indebtedness of the Company or any Subsidiary, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any material loss or damage (whether or not insured) to the property of the Company or any Subsidiary.

(q)          Except as set forth in the General Disclosure Package:  (i) each of the Company and the Subsidiaries (A) has good and marketable title to all properties and assets described in the General Disclosure Package as owned by it and (B) owns or possesses adequate licenses or other rights of use to all patents, patent applications (for the purpose of this sentence, a patent application shall be considered to be the patent that would issue from such patent application as currently pending), patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, domain names, copyrights, and other information (collectively, “Intellectual Property”) necessary or reasonably useful to conduct its business as it is conducted or, to the Company’s or any Subsidiary’s knowledge, as it may in the future be conducted, as such business or potential future business is described in the General Disclosure Package, in the case of clauses (A) and (B) free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, Law, equity or otherwise; and (ii) each of the Company and the Subsidiaries has valid and enforceable leases for all properties described in the General Disclosure Package as leased by it.  Except as set forth in the General Disclosure Package, the Company and the Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted or as proposed to be conducted.

(r)            Each of the Company and the Subsidiaries has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed by it on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company or any Subsidiary that might reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the books of the Company.

(s)           The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(t)            The Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 5605(c)(2) of the NASDAQ Listing Rules (the “NASDAQ Rules”) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the NASDAQ Rules.

(u)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in such controls or procedures or in other factors that could significantly affect such controls and procedures, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required of them by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related Rules and Regulations, and the statements contained in any such certification are complete and correct.  The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(v)          The Company maintains insurance with insurers of recognized financial responsibility of the types and, to the Company’s knowledge, in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the acts and omissions of directors and officers and real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and the Company has (i) not received notice from any insurer or agent of insurer that capital improvements or expenditures are required or necessary to be made in order to continue such insurance or (ii) no reason to believe that it will not be able to renew its existing insurance coverage under similar terms and conditions as and when such coverage expires or to obtain similar coverage from similar insurers at reasonable cost as may be necessary to continue its business.

(w)        Neither the Company nor any Subsidiary has sustained since the date of the latest financial statements included in the General Disclosure Package any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package or other than any losses or interferences which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)          Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice.  Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, provincial, territorial, local or foreign Law relating to discrimination in the hiring, promotion or pay of employees, or any applicable wage or hour Laws.

(y)          Except as disclosed in the General Disclosure Package, neither the Company nor any Subsidiary has received any notice or has any knowledge of (i) any potential infringement or misappropriation by others of Intellectual Property that the Company or any Subsidiary owns or for which the Company or any Subsidiary possesses exclusive licenses or other exclusive rights of use (“Company Intellectual Property”), (ii) any Intellectual Property of others that potentially conflicts or interferes with Company Intellectual Property or (iii) any potential infringement or misappropriation of Intellectual Property of others by or on behalf of the Company or any Subsidiary in the conduct of its business as it is or has been conducted or, to the Company’s or any Subsidiary’s knowledge, as it may in the future be conducted, in each case as such business or potential future business is described in the General Disclosure Package, that in each instance of the preceding cases might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if the subject of a decision, ruling, finding, judgment, decree, order or settlement that is in whole or in part unfavorable to the Company or any Subsidiary.  With respect to all patents, copyrights, trademarks and applications for any of the foregoing included in the Company Intellectual Property, either the Company or a Subsidiary exclusively holds the first rights to enforce, protect and defend such Company Intellectual

Property and to protect the subject matter thereof by bringing claims, demands, suits and actions and proceedings against others for any and all legal and equitable remedies by reason of past, present and future infringement of such Company Intellectual Property.  Except as disclosed in the General Disclosure Package, no patent,copyright, trademark or application for any of the foregoingincluded in the Company Intellectual Property is currently the subject of or subject to any license or sublicense to a third party or the subject of or subject to any license, contract, agreement or understanding pursuant to which the Company is or may become obligated to transfer or grant to others any right, title or interest in or to any such Company Intellectual Property.  To the Company’s knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in the Company Intellectual Property is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  No action, suit, proceeding, investigation, claim or demand has arisen or is pending, or, to the knowledge of the Company, is threatened, that (A) challenges the validity, enforceability, scope, use, or ownership of, (B) may result in the Company becoming obligated to transfer or grant to others any right, title or interest in or to, or (C) otherwise relates to, any Company Intellectual Property anywhere in the world, nor, to the Company’s knowledge, is there any reasonable basis on which a third party could bring any such action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand.  All patent applications licensed to the Company or the Subsidiaries for which the Company controlled or controls prosecution, and all patent applications owned by the Company or the Subsidiaries (collectively, “Company Patent Applications”), as well as all patent applications from which unexpired patents licensed to or owned by the Company or the Subsidiaries (collectively “Company Patents”) issued and for which the Company or the Subsidiaries controlled or controls prosecution, were duly and properly filed with the U.S. Patent and Trademark Office or with any appropriate foreign and international patent authorities, as applicable, and were filed and currently are in compliance with statutory and other legal requirements (including without limitation payment of filing, prosecution and maintenance fees), except where the failure to do any of the foregoing would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  The Company Patent Applications are currently pending with the applicable authorities and have not been abandoned or finally disallowed.  For each of the Company Patents and applications from which they issued, such as the Company Patent Applications, there has been compliance with any applicable duty of candor and disclosure and any applicable duties, responsibilities or obligations similar or corresponding thereto.

(z)           Each former and current employee and independent contractor of the Company and each of the Subsidiaries has signed and delivered one or more written contracts with the Company or the Subsidiaries pursuant to which such employee or independent contractor (i) agrees to keep confidential proprietary information of the Company and (ii) assigns to the Company or the Subsidiaries all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how or information made, conceived, reduced to practice, authored or discovered in the course of employment by or performance of services for the Company or the Subsidiaries and any and all patent rights, copyrights, trademark and other intellectual property rights therein or thereto, except in each case of (i) and (ii) as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect,  and, to the Company’s knowledge, no employee or independent contractor is in or has ever been in violation of any material term of such agreement in any material respect.

(aa)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market.  The Company has not received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.  The Shares have been approved for quotation on the NASDAQ Capital Market.

(bb)      The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(cc)       The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute, any offering materials in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or, subject to Section 8, any other materials permitted by the Securities Act and the Rules and Regulations.

(dd)     Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(ee)       Each of the Company and the Subsidiaries is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)        Neither the Company nor its Subsidiaries have received any notice that their properties, assets and operations are not in compliance with, and do not hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has no knowledge of any past or present events, conditions, activities or practices of the Company or the Subsidiaries which occurred in violation of application of, or which would prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws as of the Effective Date, except as would not, individually or in the aggregate, have a Material Adverse Effect.   To

the Company’s knowledge, there are no reasonably anticipated future development plans of the Company or the Subsidiaries for their properties or operations that would reasonably be expected to give rise to any material capital expenditures under applicable Environmental Laws, and except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation relating the violation of Environmental Laws, (ii) has received any written notice or claim regarding violations of Environmental Laws, (iii) is a party to or, to the Company’s knowledge, affected by any action, suit or proceeding alleging in writing a violation of Environmental Laws, (iv) is bound by any judgment, decree or order resulting from a violation of Environmental Laws or (v) has entered into any agreement resulting in an admission of liability or settlement paid by the Company or the Subsidiaries for any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or public health (to the extent relating to the environment or exposure to Hazardous Materials) including those relating to the distribution, processing, generation, treatment storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or can give rise to liability under any Environmental Law.

(gg)      The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers listed in Schedule II hereto.  In addition, the Company agrees to use its reasonable best efforts to cause each person who is not listed on Schedule II hereto and who is elected as a director of the Company or appointed as an executive officer of the Company during the Lock-Up Period (as defined in the Lock-up Agreement) to sign a Lock-Up Agreement.

(hh)      No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(ii)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them.

(jj)          To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors or, to the Company’s knowledge, any of the Company’s 5% or greater security holders, except as set forth in the General Disclosure Package.

(kk)      The Company has not sold or issued any shares of Common Stock during the six-month period preceding the Applicable Time, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued in a public offering pursuant to a valid and effective registration statement filed with the Commission or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.  There are no registration rights with respect the Company’s securities that have not been complied with or properly waived in connection with the Registration Statement or the Prospectus.

(ll)          To the Company’s knowledge, the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is based on or derived from sources that are reliable and accurate in all material respects.

(mm)  There are no contracts, agreements or understandings (other than this Underwriting Agreement) between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares contemplated by this Underwriting Agreement.

(nn)      Neither the Company, the Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Subsidiaries and, to the Company’s knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)      Neither the Company, the Subsidiaries, nor any director, officer, agent, employee, affiliate or person acting on behalf of the Company or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds, to any Subsidiary or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)      The operations of the Company and the Subsidiaries have complied in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company or any Subsidiary with respect to any Money Laundering Law is pending or, to the knowledge of the Company, threatened.

(qq)      No relationship, direct or indirect, exists among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Prospectus and that is not so described.

(rr)         The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ss)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company, its Subsidiaries or any of its officers or directors contained in the Registration Statement or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Underwriting Agreement, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance. In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel to the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or a Subsidiary, as the case may be, as to matters covered thereby, to each of the Underwriters.

2.              Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $11.3313 per share (the “Purchase Price”), the respective number of Shares set forth opposite the name of such Underwriter in Schedule I annexed hereto.

The Company will deliver the Shares to the respective accounts of the Underwriters against payment of the purchase price therefor in cash by wire transfer of immediately available funds to an account or accounts of the Company, which accounts have been designated by the Company in writing at least one day prior to the Closing Date, at the office of Winthrop & Weinstine, P.A.,  225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402, at

10:00 a.m., Central Daylight Time, on April 21, 2010, or at such other time as the Underwriters and the Company may mutually agree, such time being herein referred to as the “Closing Date.”  The Shares will be delivered through the facilities of the Depositary Trust Company (“DTC”) for the respective accounts of the Underwriters.

3.              Offering by Underwriters.  It is understood that the Underwriters propose to offer the Shares for sale to the public as set forth in the General Disclosure Package.

4.              Certain Agreements of the Company.  The Company agrees with the Underwriters:

(a)           to file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the second business day following the date it is first used;

(b)          (i) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky Laws of such states as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the Laws of any such jurisdiction (except service of process with respect to the offer and sale of the Shares); and (ii) to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(c)           to make available to the Underwriters copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by the Underwriters or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters reasonably request.  The Prospectus shall be so furnished on or prior to 10:00 a.m., Central Daylight Time, on the second business day following the date of this Underwriting Agreement.  All other documents shall be so furnished as soon as available;

(d)          to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and not effect any such amendment or supplementation without the consent of the Underwriters; and the Company will also advise the Underwriters promptly of the filing of any such amendment or supplement, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable best effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Securities Act, would be) required in connection with the offer or sale of the Shares, to file no such amendment or supplement to which the Underwriters shall object in writing;

(e)           if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) of the Securities Act;

(f)           (i) to the extent not publicly filed, to furnish to the Underwriters for a period of one year from the date of this Underwriting Agreement copies of any reports or other communications which the Company shall send to its stockholders and (ii) such other information publicly disclosed by the Company as the Underwriters may reasonably request in writing regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available, or are requested in writing by the Underwriters;

(g)          to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is (or, but for the exemption in Rule 172 under the Securities Act, would be) required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Underwriters a copy of such proposed amendments or supplements before filing any such amendment or supplement with the Commission;

(h)          to furnish the Underwriters five conformed copies of the initial registration statement and of all amendments thereto (including all exhibits thereto);

(i)            to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(j)            to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, each Statutory Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment); (ii) the registration, issuance, sale and delivery of the Shares; (iii) the reproduction and/or furnishing of copies of this Underwriting Agreement, any powers of attorney and any closing documents (including compilations thereof) to the Underwriters (including costs of mailing and shipment); (iv) the qualification of the Shares for offering and sale under state Laws and the determination of their eligibility for investment under state Laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters; (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ Capital Market and any registration thereof under the Exchange Act; (vi) the review, if any, of the public offering of the Shares by FINRA (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters); (vii) the presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriters’ sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel, lodging and other expenses incurred by the officers of the Company and any such consultants; and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in this Underwriting Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters;

(k)          for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Securities Act, would be) required in connection with the offer or sale of the Shares, to furnish to the Underwriters a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which the Underwriters reasonably object;

(l)            not to take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(m)        for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the 90th day after the date of this Underwriting Agreement, without the prior written consent of Wedbush, not to offer, sell, pledge, contract to sell, grant any option or rights to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into, derivative of or exchangeable or exercisable for shares of Common Stock or other equity security of the Company other than the sale of the Shares hereunder; provided that nothing in this Underwriting Agreement shall prevent the Company’s issuance of equity securities under the Company’s currently authorized equity incentive plans disclosed in the General Disclosure Package or upon exercise of outstanding equity awards.  Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of such 90-day period, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restriction imposed hereby shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by the Underwriters on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(n)          to file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the Rules and Regulations subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is (or, but for the exemption in Rule 172 under the Securities Act, would be) required in connection with the offering or sale of the Shares, and to promptly notify the Underwriters of such filing;

(o)          if, at the time this Underwriting Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or an additional registration statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or additional registration statement to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment or additional registration statement has become effective; and

(p)          to use all reasonable best efforts to maintain the quotation of the Shares on the NASDAQ Capital Market and to file with the NASDAQ Capital Market all documents and notices required by the NASDAQ Capital Market of companies that have securities traded in the over-the-counter market and quotations for which are reported by the NASDAQ Capital Market.

5.              Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Underwriting Agreement pursuant to the second paragraph of Section 7 hereof or the default by the Underwriters in their obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(j) hereof, to reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.              Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company herein as of such Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Underwriters shall have received, on the date hereof, a comfort letter dated as of the date of this Underwriting Agreement, and on the Closing Date, a comfort letter dated as of such Closing Date, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP confirming that such firm is an independent registered accounting firm within the meaning of the Securities Act and the related Rules and Regulations, and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)          The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Underwriting Agreement.  If the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Underwriting Agreement.  Prior to any Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)           Between the time of execution of this Underwriting Agreement and the Closing Date (i) no change, development or event shall have occurred or become known to the Company, that would be reasonably expected to result in a Material Adverse Effect (other than as specifically described in the General Disclosure Package) and (ii) no transaction which is material to the Company shall have been entered into by the Company, except as required or permitted by this Underwriting Agreement.

(d)          The Underwriters shall have received, on the Closing Date, an opinion of Winthrop & Weinstine, P.A., counsel for the Company, addressed to the Underwriters, dated as of such Closing Date, and in a form reasonably satisfactory to the Underwriters, which opinion shall be in substantially the form attached hereto as Exhibit B.

(e)           The Underwriters shall have received, on the Closing Date, the opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(f)           The Underwriters shall have received, on the Closing Date, an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, addressed to the Underwriters, dated as of such Closing Date, and in a form reasonably satisfactory to the Underwriters, which opinion shall be in substantially the form attached hereto as Exhibit C.

(g)          The Underwriters shall have received, on the Closing Date, a certificate of the President and Chief Executive Officer and Chief Financial Officer of the Company in form and substance reasonably acceptable to the Underwriters, dated as of such Closing Date, to the effect that: (i) each such officer has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not untrue or not misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements made therein, in light of the circumstances under which they were made, not untrue or not misleading; (ii) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects (if not qualified by materiality or by a reference to a Material Adverse Effect) and in all respects (if qualified by materiality or by reference to a Material Adverse Effect) as of the dates on which the representations and warranties were made and as of such Closing Date; (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iv) no stop order or other order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued by the Commission or any state or regulatory body and no proceedings for that purpose have been instituted or threatened by the Commission or any state or regulatory body; and (v) subsequent to the respective date of the Company’s most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect, nor any change, development or event that would be reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated by the General Disclosure Package.

(h)          The Company shall have obtained and delivered to the Underwriters the Lock-up Agreements referred to in Section 1(gg) hereof.

(i)            The Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request (including certificates of officers of the Company) as to the accuracy and completeness of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

(j)            FINRA shall have issued a “no objections” opinion regarding the underwriting terms and arrangements in connection with the sale and issuance of the Shares.

(k)          At the Closing Date, the Shares shall be eligible to be traded on the NASDAQ Capital Market, subject to official notice of issuance, if applicable.

7.              Effective Date of Underwriting Agreement; Termination.  This Underwriting Agreement shall become effective when the parties hereto have executed and delivered this Underwriting Agreement.

The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of Wedbush if (a) (i) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the General Disclosure Package, there has been any Material Adverse Effect, or any development reasonably likely to result in a Material Adverse Effect which would, in the judgment of Wedbush, make it impracticable or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated by the Prospectus or (ii) there is a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market or (b) at any time prior to the Closing Date, (i) trading in securities on the New York Stock Exchange or the NASDAQ Stock Market shall have been generally suspended or material limitations or minimum prices shall have been established on the New York Stock Exchange or the NASDAQ Stock Market, (ii) a general moratorium on commercial banking activities shall have been declared by either the federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or (iv) there is an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of Wedbush makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

If Wedbush elects to terminate this Underwriting Agreement as provided in this Section 7, Wedbush shall promptly notify the Company.

If the sale to the Underwriters of the Shares, as contemplated by this Underwriting Agreement, is not carried out by the Underwriters for any reason permitted under this Underwriting Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Underwriting Agreement, the Company shall not be under any obligation or liability under this Underwriting Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Underwriting Agreement (except to the extent provided in Section 9 hereof).

8.              Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of Wedbush, and each of the Underwriters represent and agree that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Wedbush is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and that it has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act, as applicable to any Permitted Free Writing Prospectus, including timely Commission filings where required, legending and record keeping.

9.              Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each of the Underwriters, its partners, directors and officers, and any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation if such settlement is effected with the written consent of the Company) which, jointly or severally, such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, any Statutory Prospectus at the Applicable Time, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim in clauses (i) or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter to the Company expressly for use with reference to such Underwriter in such Registration Statement, any Statutory Prospectus at the Applicable Time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements made in such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in Section 11.

(b)          Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation if such settlement is effected with the written consent of the indemnifying Underwriter) which the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter to the Company expressly for use with reference to such Underwriter in the Registration Statement, any Statutory Prospectus at the Applicable Time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or (ii) any omission or alleged omission to state a material fact in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements made in such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that in each case of clause (i) and (ii) the only such information furnished by the Underwriters consists of the information described in Section 11.

(c)           Promptly after receipt by an indemnified party under this Section 9 of written notice of the commencement of any action in respect of which indemnity could be sought under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent (but only to the extent) such indemnifying party is prejudiced thereby.  In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party for separate counsel retained by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the other indemnified parties which are inconsistent with those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  Any such separate counsel for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by such Underwriter, and any such separate counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)          If for any reason the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b)  above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as reflected on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares that were underwritten by such Underwriter and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have.

(f)           The indemnity and contribution agreements, including, without limitation, with respect to the payment of expenses, contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, their respective members, directors or officers or any person (including each partner, officer or director of such person) who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act, and shall survive the termination of this Underwriting Agreement or the issuance and delivery of the Shares.  The Company and the Underwriters agree promptly to notify each other in writing of the commencing of any action in respect of indemnity against it and, in the case of the Company, against any of the officers or directors of the Company, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

10.          Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriters, shall be mailed, hand-delivered or sent via facsimile (and confirmed by letter) to the Underwriters c/o Wedbush Securities Inc., One Bush Street, Suite 1700, San Francisco, California, 94104, facsimile number (415) 274-6849, Attention:  Vincent Moy, Co-Director of Compliance, with a copy (not constituting notice) to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, California 94111, facsimile number (415) 677-6262, Attention: Julia Vax, Esq.; if sent to the Company, such notice shall be mailed, hand-delivered or sent via facsimile (and confirmed by letter) to: Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, facsimile number (651) 305-6402, Attention: Gregory Smith, Chief Financial Officer, with a copy (not constituting notice) to Winthrop & Weinstine, P.A.,  225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402, facsimile number (612) 604-6881, Attention: Michele Vaillancourt, Esq.

11.          Information Furnished by the Underwriters.  The statements set forth in the second, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in this Underwriting Agreement.

12.          No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as fiduciaries to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transaction.

13.          Parties at Interest.  This Underwriting Agreement has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

14.          Applicable Law.  This Underwriting Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to principles of conflicts of Laws.

15.          Successors and Assigns.  This Underwriting Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor assign of any substantial portion of the Company’s or any of the Underwriters’ business and/or assets.

16.          Entire Agreement.  This Underwriting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

17.          Amendments.  This Underwriting Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

18.          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

19.          Counterparts.  This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

Image Sensing Systems, Inc.

		By:	/s/ Kenneth Raymond Aubrey
Name: Kenneth Raymond Aubrey Title: President and CEO

Accepted and agreed to on behalf of the Underwriters as of the date first above written:

Wedbush Securities Inc.

By:	/s/ Richard H. Osgood
Name: Richard H. Osgood Title: Managing Director, ECM

Schedule I

Underwriter	Number of Shares
Wedbush Securities Inc.	638,400
Craig-Hallum Capital Group LLC	159,600
Total	798,000

__________________

Schedule II

Schedule of Lock-Up Agreements

Kenneth R. Aubrey

James W. Bracke

Michael G. Eleftheriou

Panos G. Michalopoulos

James Murdakes

Sven A. Wehrwein

Gregory R. L. Smith

Schedule III

Subsidiaries

Each of the following is a 100% wholly-owned Subsidiary of the Company:

•         Flow Traffic Ltd. (Hong Kong)

•         Image Sensing Systems Europe Limited (United Kingdom)

•         Image Sensing Systems Europe Limited SP.Z.O.O. (Poland)

•         ISS Image Sensing Systems Canada Ltd. (British Columbia, Canada)

•         ISS Canada Sales Corp. (British Columbia, Canada)

Schedule IV

General Use Issuer Free Writing Prospectuses

None

Schedule V

Limited Use Issuer Free Writing Prospectuses

None

EXHIBIT A

Form of Lock-up Agreement

[________], 2010

Wedbush Securities Inc.

Craig-Hallum Capital Group LLC

c/o Wedbush Securities Inc.

One Bush Street, Suite 1700

San Francisco, California  94104

Ladies and Gentlemen:

          The undersigned understands that Wedbush Securities Inc. (“Wedbush”) and Craig-Hallum Capital Group LLC (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Image Sensing Systems, Inc., a Minnesota corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares of common stock of the Company (“Common Stock”) pursuant to a shelf registration statement filed with the Securities and Exchange Commission (the “Commission”).

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, without the prior written consent of Wedbush, the undersigned will not, directly or indirectly, during the period commencing on the date that the Underwriting Agreement is executed and ending on the close of business on the 90th day thereafter (the “Lock-up Period”) (i) offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise dispose of (collectively, a “Disposition”) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exercisable or exchangeable for or any rights to purchase or acquire Common Stock, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired (collectively, the “Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, regardless of whether any such transaction described herein is to be settled by delivery of shares of Common Stock or other Securities, or by delivery of cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any Securities, or (iv) publicly announce any intention to do any of the foregoing.  The undersigned acknowledges and agrees that the above restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the undersigned.  The undersigned further acknowledges and agrees that such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

          The undersigned hereby acknowledges and agrees that if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Lock-up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act of 1933 and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”).

          Notwithstanding the foregoing, the undersigned may transfer any or all of the Securities (i) during his or her lifetime or upon death, by gift, will or intestacy, (ii) by gift to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) pursuant to an existing sales plan under Rule 10b5-1 of the Exchange Act that the undersigned may have in place as of the date hereof with respect to any Securities; provided, however, that with respect to any transfers under clause (i) or (ii), it shall be a condition to such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Lock-up Agreement, and there shall be no further transfer of such Securities except in accordance with this Lock-up Agreement.  For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

          In addition, the undersigned agrees and acknowledges that, during the term of this Lock-up Agreement, the Company will, with respect to any Securities, except as provided in the immediately preceding paragraph, for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Securities on the transfer books and records of the Company.

          The undersigned understands that the Company and the Underwriters will proceed toward the proposed Public Offering in reliance upon this Lock-up Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.  Delivery of a signed copy of this letter by PDF or facsimile transmission shall be effective as delivery of the original hereof.

          If the Company notifies the Underwriters in writing (i) that the Company does not intend to proceed with the Public Offering, (ii) that the registration statement filed with the Commission with respect to the Public Offering is withdrawn, or (iii) that the Underwriting Agreement has been terminated (for any reason) prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-up Agreement shall be terminated, and the undersigned shall be released from its obligations hereunder. Notwithstanding the foregoing, this Lock-up Agreement shall terminate if the Public Offering is not consummated by June 30, 2010.

          The undersigned understands and agrees that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Signature

Name

Title

EXHIBIT B

Form of Opinion of Company Counsel

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to conduct its business as described in the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

2.             The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.             The Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and the Shares, when issued, sold and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.  The Company has an authorized and outstanding capital stock as set forth in the Prospectus, and the issued shares of capital stock of the Company (including the Shares) conform in all material respects to the description thereof contained in the Prospectus under the heading “Description of Capital Stock” as of the date specified therein (except for issuances subsequent to the date of the Prospectus, if any, pursuant to employee benefit plans described in the Prospectus or pursuant to the exercise of options or warrants described in the Prospectus).

4.             The information in the Prospectus under the heading “Description of Capital Stock,” to the extent it constitutes matters of law or legal conclusions, has been reviewed by such counsel and presents a complete and accurate summary in all material respects.

5.             To such counsel’s knowledge, the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and to such counsel’s knowledge, none of the outstanding shares of capital stock of the Company were issued in violation of any statutory, contractual, preemptive or other similar rights of any securityholder of the Company.

6.             The execution and delivery of the Underwriting Agreement and the performance by the Company of its terms will not (i) violate or result in a violation of the Company’s Articles of Incorporation or Bylaws (each as amended to date), (ii) constitute a material breach of or constitute a default under any agreement, indenture or other instrument to which the Company is a party that are filed as exhibits to the Company’s periodic filings with the Commission, or (iii) to such counsel’s knowledge, violate or result in any material violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

7.             There are no preemptive rights or other rights to subscribe for or to purchase any of the Shares pursuant to the Articles of Incorporation or Bylaws of the Company (each as amended to date) or any agreement or instrument known to such counsel to which the Company is a party.

8.             There are no persons with registration rights or other similar rights to have any securities registered by the Company under the Securities Act, pursuant to any agreement or instrument known to such counsel to which the Company is a party.

9.             The Company is not, and after the application of the proceeds from the transactions contemplated by the Underwriting Agreement will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

10.         The Registration Statement has been declared effective under the Securities Act and the Prospectus was filed with Commission pursuant to Rule 424(b) under the Securities Act.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose has been instituted or are pending or threatened by the Commission.

11.           The Registration Statement, the General Disclosure Package, the Prospectus, each of the documents incorporated by reference therein, and each amendment or supplement thereto, including the documents incorporated by reference therein, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, as the case may be (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel expresses no opinion), complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable.  The conditions for use of Form S-3 set forth in the General Instructions thereto, including General Instruction I.B.6, have been satisfied.

12.         To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or transactions required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated therein by reference or to be filed as exhibits thereto that are not so described or referred to therein or filed or incorporated therein by reference as exhibits thereto.

13.         No authorization, approval or consent of any court or governmental authority or agency in the United States having jurisdiction over the Company is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares or under the bylaws, rules and regulations of the Financial Industry Regulatory Authority.

14.         To such counsel’s knowledge, other than as set forth in the Prospectus, there is not any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, that is required to be disclosed in the Registration Statement or Prospectus or the documents incorporated therein by reference and is not so disclosed.

         In addition, such counsel has participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, including review and discussion of the contents thereof, and, although such counsel has not undertaken to determine independently, and does not assume responsibility for, the accuracy and completeness of the statements therein, nothing has come to such counsel’s attention that has caused it to believe that (i) the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus, or any amendment or supplement thereto, at the respective date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading or (iv) any document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the date hereof, when they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no opinion as to the financial statements, schedules or other financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus.

EXHIBIT C

Form of Opinion of Company Canadian Counsel

          1.       Each of ISS Image Sensing Systems Canada Ltd. (British Columbia, Canada) and ISS Canada Sales Corp. (British Columbia, Canada) (collectively, the “Canadian Subsidiaries”) has been duly incorporated and is a corporation validly existing under the laws of the Province of British Columbia and is, with respect to the filing of annual reports with the office of the Registrar of Companies for British Columbia, in good standing, has the corporate capacity and power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package.

          2.       All of the issued and outstanding shares of the Canadian Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Image Sensing Systems, Inc., a Minnesota corporation.

          3.       To such counsel’s knowledge, other than as set forth in the Prospectus, there is not any action, suit, proceeding, inquiry or investigation, to which the Canadian Subsidiaries are parties, before or brought by any court or governmental agency or body in the Provinces of British Columbia or Ontario.

The forgoing opinion would be subject to usual assumptions and qualifications.

C-1